                                                                EXHIBIT 10.71


CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.



                     GI RESEARCH AND DEVELOPMENT AGREEMENT
                     -------------------------------------

        AGREEMENT (the "Agreement") effective as of July 1, 1994 between IL-12 PARTNERS, having its principal place of business 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as the "Partnership") and GENETICS INSTITUTE, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140, or its other designated Affiliates (hereinafter individually or collectively referred to as "GI").


                                  INTRODUCTION
                                  ------------

        1. GI has research and development facilities and experienced scientists, clinicians, engineers, technical associates and assistants and other personnel which enable it to conduct research and development activities in the area of biotechnology and the application thereof to the development, production and manufacture, registration and marketing of biotechnology based pharmaceutical products.

        2. GI, in collaboration with Wistar (as defined in the Partnership Agreement identified below), has identified, isolated, purified and cloned IL-12 (as defined in the Partnership Agreement identified below) and has filed patent applications relating thereto in various countries.

        3. AHP IL-12 Corporation and GI Drug Design, Inc. ("GI Sub") have entered into a Partnership Agreement effective as of July 1,

1994 (the "Partnership Agreement") to form the Partnership to provide for the development and commercialization of IL-12 in the Territory (as defined in the Partnership Agreement).

        4. GI has entered into a License Agreement effective as of July 1, 1994 (the "License Agreement") with GI Sub pursuant to which GI has exclusively licensed its patent rights and know-how rights relating to IL-12 to GI Sub in the Licensed Field (as defined in the Partnership Agreement) in the Territory, and GI Sub has assigned the License Agreement to the Partnership, giving the Partnership the right to develop, use, register, formulate, fill and finish, distribute and sell human pharmaceutical products derived from IL-12 in the Licensed Field in the Territory.

        5. The Partnership desires that GI, on behalf of the Partnership and in collaboration with American Home Products Corporation ("AHP") and its Wyeth-Ayerst Laboratories division ("Wyeth"), undertake research and development activities related to the further development and commercialization of IL-12, and that GI, on behalf of the Partnership, manage the development and commercialization of IL-12 in the Gene Therapy and Vaccine Adjuvant fields (as defined in the Partnership Agreement).

        6. GI is willing, for the consideration and on the terms set forth herein, to use its research and development facilities and scientists, clinicians, engineers, technical associates and assistants and other personnel to conduct such activities.

        In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the parties agree as follows:


                            Article I.  DEFINITIONS
                            -----------------------

        As used in this Agreement, all terms not expressly defined herein shall have the meanings assigned to them in the Partnership Agreement.


                            Article II.  THE PROJECT
                            ------------------------
        2.1.   General.
               -------

               (a) Subject to the terms and conditions contained in this Agreement, GI in cooperation with Wyeth (and each of Wyeth's Affiliates) agrees to undertake such IL-12 research and/or development activities in the Licensed Field as are reasonably requested by the Partnership (the "Project"). Participation of GI employees on the Project Team (but not on the Steering Committee) shall be deemed to be part of the activities performed by GI pursuant to this Agreement.

               (b) In accordance with Section 5.2(b) of the Partnership Agreement, GI shall manage the research, development and commercialization of IL-12 by such third party collaborators in the Gene Therapy and Vaccine Adjuvant fields and shall keep the Steering Committee informed of its activities in these fields. In the event the Partnership enters into such a commercialization collaboration in either the Gene Therapy or Vaccine Adjuvant field,

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


any revenue, royalties, fees or consideration payable by such third party shall be paid ************************* directly to GI and the balance shall be paid to the Partnership. Notwithstanding the foregoing, in the event that the Partnership shall have conducted any research and/or development in the Vaccine Adjuvant field, any revenue, royalties, fees or other consideration payable by such third party in respect of a commercialization collaboration in such field shall be distributed as follows: (i) first, to the extent available, to the Partnership in an amount equal to up to ************************** of the Development Costs incurred by the Partnership in conducting such research and/or development in such field; (ii) second, to the extent available, directly to GI in an amount equal to up to ************************* of such revenue, royalties, fees or other consideration; and (iii) the balance, if any, to the Partnership. In addition to the forgoing, to the extent that the Partnership decides to conduct research and/or development activities in the Gene Therapy or Vaccine Adjuvant fields through the Partnership, GI may be engaged to conduct research in these fields pursuant to paragraph (a) above.

        2.2.   Assignment of Work.
               ------------------
        (a) Except for research and/or development activities in the Gene Therapy and Vaccine Adjuvant fields, research and development activities shall be managed by the Partnership through the Project Team under the supervision of the Steering Committee, as more fully described in Article IV of the Partnership Agreement. The Project Team shall, subject to the review and approval of the

Steering Committee, assign work to GI under this Agreement and to Wyeth under the Wyeth Development Agreement. In the Gene Therapy and Vaccine Adjuvant fields, such management and assignment shall be the responsibility of the Steering Committee or a separate project team or teams established by the Partnership. Because the Partnership intends to take advantage of the expertise of GI and Wyeth throughout the Territory, it is anticipated that there may be assignments made to both GI and Wyeth to work collaboratively on many of the activities. GI shall have the right to request, but shall not be obligated to obtain, written authorization to proceed on activities requested to be performed by it from the Project Team (or from the Steering Committee or the separate project teams in the Gene Therapy and Vaccine Adjuvant fields). Further, GI shall have the right to rely on written or oral communications from either Project Director (or such other persons as shall be designated for the Gene Therapy and Vaccine Adjuvant fields) requesting that GI perform activities on behalf of the Partnership, subject to the overall budgetary limitation on expenditures set forth in Section 3.2 of this Agreement. All clinical work to be performed by GI under this Agreement shall be in compliance with the additional terms and conditions set forth in Exhibit A to this Agreement.
        (b) As provided in Section 5.2 of the Partnership Agreement, GI shall have the right to engage consultants, collaborators and subcontractors in connection with the performance of the activities assigned to GI to the extent GI would generally seek third party assistance in connection with the performance of such activities. For example, such assistance may include collaboration and consulting agreements, material transfer agreements, sponsored research agreements or other customary subcontracts involving discovery research, preclinical and clinical investigations, toxicology studies, and clinical monitoring. Unless otherwise approved by the Project Team, such agreements shall reserve or obtain on behalf of the Partnership a license of (or rights to license) new uses or other improvements to Licensed Products in the Licensed Field which result from discovery research conducted pursuant to such agreements. Material transfer agreements with United States government investigators which do not provide such rights shall also be permitted if the scope of the discovery research is determined by GI's patent counsel to be likely not to result in a patentable invention. In addition, GI shall, upon request of the Partnership and in accordance with the authority granted, negotiate agreements with third parties in the name of the Partnership and in accordance with the Partnership
Agreement.
        2.3. STAFFING. The activities to be performed by GI shall be conducted at and/or coordinated from the facilities of GI under the supervision and direction of the GI Project Director (or such other persons as shall be designated for the Gene Therapy and Vaccine Adjuvant fields). GI shall, as soon as is practicable, assemble a team of scientists, clinicians, engineers, technical associates and assistants and other personnel under the supervision and direction of the GI Project Director (or such other persons as shall be designated for the Gene Therapy and Vaccine Adjuvant fields).  GI shall be responsible for the administrative management and fiscal control of the activities performed by GI in support of the Project.
        2.4.     INSPECTION.  The Partnership shall have the right to arrange to visit GI at its offices and laboratories and to discuss Project work and its results in detail with the technical employees and consultants of GI, provided that such visits shall be during normal business hours and shall not unreasonably interrupt the operations of GI.
        2.5. PATENT AND CONFIDENTIAL INFORMATION AGREEMENTS. GI shall require the GI Project Director, Steering Committee members, Project Team members and all other scientists, clinicians, engineers and technical associates and assistants assigned to the Project to execute an agreement for the assignment of inventions and for the protection of Confidential Information in such reasonable form as may from time to time be used by GI for such purpose.
        2.6. REPORTS AND MEETINGS. From time-to-time, upon reasonable request, GI shall provide the Steering Committee with written progress reports summarizing the current status and progress of GI's activities under the
Project and any issues relating to the Project.   GI officers and employees
shall participate in meetings of the Project Team and the Steering Committee (and any separate project teams) as provided for in the

Partnership Agreement, and shall otherwise be reasonably available to meet to discuss the status and progress of the Project.
         2.7. FORMAL PROCEDURES. The Partnership intends that GI and Wyeth will work together informally and collaboratively through the Project Team (or through the Steering Committee or the separate project teams in the Gene Therapy and Vaccine Adjuvant fields) to accelerate the development program. In the event that the Partnership determines that more formal procedures for allocating Project activities or that more or less frequent reports or meetings would be of mutual benefit, they shall meet and agree on such changes.
         2.8. OWNERSHIP OF TECHNOLOGY. GI shall own, or hold exclusive rights to, the entire right, title and interest in and to all GI Patent Rights and GI Know-How developed hereunder (a) solely by employees or consultants of GI or (b) jointly by GI and a third party collaborator (other than Wyeth or an AHP Affiliate) pursuant to this Agreement. Wyeth shall own, or hold exclusive rights to, the entire right, title and interest in and to all patent rights (the "Wyeth Patent Rights") and know-how (the "Wyeth Know-How") developed (a) solely by employees or consultants of Wyeth (or an AHP Affiliate) or (b) jointly by Wyeth (or an AHP Affiliate) and a third party collaborator (other than GI) pursuant to the Wyeth Development Agreement. GI and Wyeth shall jointly own an undivided one-half interest in the entire right, title and interest in and to all patent rights and know-how developed hereunder jointly by employees or consultants of each of GI or its Affiliates, on the one hand, and Wyeth, AHP or its Affiliates on the other hand. Each undivided one-half interest shall be GI Patent Rights and GI Know-How of GI, on the one hand, and Wyeth Patent Rights and Wyeth Know-How of Wyeth, on the other hand. Inventorship shall be determined by applicable patent law and any issues relating to inventorship shall be referred to the chief patent counsel of each of GI and Wyeth (or AHP) for resolution. In the event that the chief patent counsel of GI and Wyeth (or AHP) are unable to reach agreement on any such issue, they shall mutually agree on an independent third party to whom the issue shall be referred for final and binding resolution. For purposes of clarification, Wyeth Patent Rights shall not include patent rights developed by Wyeth outside the scope of the Wyeth Development Agreement and Wyeth Know-How shall not include know-how developed by Wyeth outside the scope of the Wyeth Development Agreement.
         2.9. LICENSE TO THE PARTNERSHIP OF RIGHTS DEVELOPED UNDER THIS AGREEMENT. GI hereby acknowledges that all GI Patent Rights and GI Know-How developed hereunder shall be licensed to the Partnership pursuant to the License Agreement.
         2.10. LICENSE TO GI. The Partnership hereby grants to GI and its Affiliates a non-exclusive, royalty-free license, including the right to grant sublicenses, under the GI Patent Rights, Wyeth Patent Rights, and Roche Patent Rights and the GI Know-How, Wyeth Know-How, and Roche Know-How, for the sole and exclusive purpose of conducting the Project and managing the research, development and commercialization of IL-12 in the Gene Therapy and Vaccine Adjuvant fields under this Agreement and in accordance with Section 5.2(b) of the Partnership Agreement.

                        ARTICLE III.  PROJECT FUNDING
                        -----------------------------
         3.1. GENERAL. In consideration of the research conducted by GI with regard to the Project, the Partnership shall make payments to GI as specified in this Article III. Funding of such research shall be effective as of July 1, 1994.
         3.2. REIMBURSEMENT FOR DEVELOPMENT COSTS. The Partnership shall determine the annual research and development budget for each calendar year during the term of this Agreement in accordance with the terms of the Partnership Agreement. Such budgets shall include a schedule of activities expected to be performed by GI under this Agreement and Wyeth under the Wyeth Development Agreement as well as the budgeted costs of such activities. GI shall not in any year incur Development Costs in excess of the related annual budget without the prior written approval of the Partnership, which approval shall not be unreasonably withheld. During the term of this Agreement, GI shall invoice the Partnership for all Development Costs incurred by it in connection with the Project at regular intervals determined by the Partnership, but no more frequently than monthly. The Partnership shall pay such invoices within thirty (30) days after receipt thereof. GI shall keep true and accurate records to substantiate all amounts invoiced to the Partnership. Upon request from the Partnership, GI shall permit the Partnership or its authorized representatives to inspect such records in confidence in order to verify the amounts invoiced hereunder.

                    ARTICLE IV.  CONFIDENTIAL INFORMATION
                    -------------------------------------
         4.1. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto shall maintain the Confidential Information of the other party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. This provision shall survive for a period of five (5) years after the expiration or termination of this Agreement.
         4.2. RELEASE FROM RESTRICTIONS. The provisions of Section 4.1 shall not apply to any Confidential Information disclosed hereunder which:
                   (a) in the case of the non-use restrictions, was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its Affiliates; or
                   (b) in the case of the non-disclosure restrictions, (i) was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its Affiliates, (ii) is know-how and (iii) does not solely relate to the use of IL-12 in the Licensed Field; or
                   (c) either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party or its Affiliates by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or
                   (d) either before or after the date of the disclosure to the receiving party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Affiliates; or
                   (e) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Notwithstanding the foregoing releases from the restrictions in Section 7.1 of this Agreement, the provisions of Section 2.9 of this Agreement shall apply and take precedence over the foregoing releases.
         4.3. PUBLICATIONS. Notwithstanding the provisions of Section 4.1, and subject to the following restrictions, each party and any employee or consultant of such party shall be permitted to make disclosures in scientific journals or publications relating to

IL-12 or the Licensed Products which contain Confidential Information of the other party:
                  (a) a party (the "publishing Party") shall provide the other party with an advance copy of any proposed publication (which may be in draft form) and such other party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve patent rights or know-how belonging in whole or in part to GI or the Partnership, and the incorporation of such recommended changes shall not be unreasonably refused; and
                  (b) if such other party informs the publishing party, within thirty (30) days of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on any patent rights or know-how belonging in whole or in part to GI or the Partnership, the publishing party shall, to the extent permitted by its agreements with its employees and consultants, delay or prevent such publication as proposed. In the case of inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for a certificate of invention on the information involved.

                           ARTICLE V.  TERMINATION
         5.1. TERM. This Agreement shall remain in effect until terminated in accordance with the provisions of this Article V or until completion of the Project.





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
         5.2. TERMINATION FOR BREACH. Each party shall be entitled to terminate this Agreement (but not the Partnership Agreement or any of the other Basic Agreements) by written notice to the other party in the event that the other party shall be in default of any of its material obligations hereunder, and shall fail to remedy any such default within sixty (60) days after notice thereof by the non-breaching party. Any such notice shall specifically state that the non-breaching party intends to terminate this Agreement in the event that the breaching party shall fail to remedy the default. Upon termination of this Agreement pursuant to this Section 5.2, neither party shall be relieved of any obligations incurred prior to such termination.
         5.3.     TERMINATION FOR OTHER THAN BREACH.  Except as set forth in
Section 5.2 of this Agreement, either party may elect, by providing written notice to the other party, to terminate this Agreement solely in connection with a termination of the Partnership pursuant to the terms of the Partnership Agreement. If either party elects to terminate this Agreement pursuant to this
Section 5.3, the Partnership shall continue to pay to GI the Development Costs incurred by GI during the six-month period following the notice of such termination in an amount not to exceed that incurred during the six-month period immediately prior to the notice of such termination.
         5.4. SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the obligations of the parties under Section 2.9, Article IV and

Exhibit A of this Agreement, as well as under any other provisions which by
- ------- -
their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination of this Agreement pursuant to Sections 5.2 or 5.3, each party shall promptly return to the other party all written Confidential Information, and all copies thereof, of the other party (except to the extent that the Confidential Information relates to a continuing license pursuant to Section 2.9 of this Agreement or pursuant to the Partnership Agreement or any of the other Basic Agreements).

                          ARTICLE VI.  MISCELLANEOUS
                          --------------------------
         6.1. PUBLICITY. Except as otherwise required by law, neither party (nor any of its Affiliates) shall have the right to originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without prior written notice and consultation with the Steering Committee, but either party shall be free to originate such publicity unless the Steering Committee determines such proposed publicity would be detrimental to the best interest of the Partnership.
         6.2. ASSIGNMENT. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights obligations hereunder may be assigned or transferred by either party without the prior written consent of the other party, except to a party who acquires all or substantially all of the business of the assigning





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
party by merger, consolidation, sale of its assets or otherwise. Notwithstanding the foregoing, in the event of a dissolution of the Partnership, the Partnership shall have the right to assign this Agreement, or its rights or obligations under this Agreement, to either or both of its Partners.
         6.3. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the law of the Commonwealth of Massachusetts.
         6.4. FORCE MAJEURE. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this Section 6.4 if such party shall have used reasonable and diligent efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.
         6.5. WAIVER. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.
         6.6. NOTICES. Any notice or other communication in connection with this Agreement must be in writing and if sent by mail, by first class registered or certified mail prepaid, return receipt requested, and if transmitted by telecopier, with a copy sent by mail in accordance with this Section 6.6, and shall be effective when delivered personally to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor, provided that notice by telecopier shall not be effective until confirmed by mail as herein provided. Notices to the Partnership shall be addressed as follows:

                        AHP IL-12 Corporation
                        c/o American Home Products Corporation
                        Five Giralda Farms
                        Madison, New Jersey 07940
                        Attention:  General Counsel
                        Telecopier: (201) 660-7155

and:

                        GI Drug Design, Inc.
                        c/o Genetics Institute, Inc.
                        87 CambridgePark Drive
                        Cambridge, Massachusetts 02140
                        Attention:  President
                        Telecopier:  (617) 876-1679

with a copy to:

                        General Counsel
                        Legal Department
                        Telecopier: (617) 876-5851

Notices to GI shall be addressed as follows:

                        Genetics Institute, Inc.
                        87 CambridgePark Drive
                        Cambridge, Massachusetts  02140
                        Attention: President
                        Telecopier:  (617) 876-1679

with a copy to:

                            General Counsel
                            Legal Department
                            Telecopier:  (617) 876-5851

         6.7. NO AGENCY. Nothing herein shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose. Each party shall be an independent contractor, not an employee or partner of the other, and the manner in which each party renders its services under this Agreement shall be within its sole discretion. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.
         6.8.      EXPORTS.
         (a) The parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving the necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. The parties agree that regardless of any disclosure made by the party receiving an export to an ultimate destination of any technical data, materials or products, the receiving party will not reexport either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license from the United States Department of Commerce, United States Food and Drug Administration and/or any other agency or department of the United States Government, as required. The receiving party





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
shall provide the exporting Party with any information, materials, certifications or other documents which may be reasonably required in connection with such exports under the Export Administration Act of 1979, as amended, its rules and regulations, the Federal Food, Drug and Cosmetic Act and other applicable export laws.
         (b) Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, a party receiving an export agrees to not knowingly export or reexport any technical data or materials furnished to such party under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so from the United States Department of Commerce, the United States Food and Drug Administration and/or other appropriate United States governmental agencies, into Afghanistan, the People's Republic of China, South Africa, Namibia, Iran, Iraq, Syria, or any other country subject to applicable terrorist or foreign policy controls, or any of those countries listed from time to time in supplements to Part 770 to Title 15 of the Code of Federal Regulations in Country Groups Q, S, Y or Z, which, as of the date of this Agreement, are as follows: Group Q (Romania), Group S (Libya), Group Y (Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Mongolia, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam) and Group Z (Cuba and North Korea).





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
         6.9. ENTIRE AGREEMENT. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties by their respective officers thereunto duly authorized.
         6.10. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
         6.11. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.
         6.12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
         6.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument in their names by





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
their properly and duly authorized officers or representatives as of the date set forth below.

                                        IL-12 PARTNERS

                                        By: AHP IL-12 Corporation

                                        By:  /s/ Hans Mueller
                                            --------------------------
                                        Name:    Hans Mueller
                                             -------------------------
                                        Title: Vice Pres. of AHP IL-12
                                               -----------------------
                                        Date:    December 9, 1994
                                             -------------------------

                                        By: GI Drug Design, Inc.

                                        By:  /s/ Jack Morgan
                                             -------------------------
                                        Name:    Jack Morgan
                                              ------------------------
                                        Title:   Vice President
                                              ------------------------
                                        Date:    November 29, 1994
                                              ------------------------


                                        GENETICS INSTITUTE, INC.


                                        By:     /s/ Jack Morgan
                                              ------------------------
                                        Name:       Jack Morgan
                                              ------------------------
                                        Title:      Vice President
                                              ------------------------
                                        Date:       November 29, 1994
                                              ------------------------




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                                  Exhibit A


                Special Provisions Relating to the Conduct of
                               Clinical Studies


         (a) SPONSOR. The Partnership, or such other party designated by the Partnership, shall be named as the sponsor of each pre-clinical protocol and clinical protocol performed hereunder.

         (b) PROTOCOLS. GI agrees, and shall cause its sponsored institutions to agree, to conduct the clinical studies in strict accordance with their applicable protocol(s), which shall be reviewed and approved by the Project Team of the Partnership. Sponsored institutions may only deviate from a clinical protocol when necessary to protect the safety, rights or welfare of patients enrolled in the clinical study.

         (c) PRINCIPAL INVESTIGATORS. Clinical studies to be performed by GI will be conducted by and under the direction of principal investigators (the "Principal Investigator(s)") selected by GI after consultation with the Project Team. GI will use customary and reasonable efforts consistent with its own standard operating procedures to screen Principal Investigators and sponsored institutions for such studies to ensure that personnel of a sponsored institution (including Principal Investigators) are under no contractual or other legal obligations or restrictions which are inconsistent with GI's obligations under this Agreement and do not have a financial or other conflict of interest with GI, AHP or the outcome of the studies which might interfere with their independent judgment.

         (d) ADMINISTRATION. GI's administration of its responsibilities under this Agreement and the studies are to be supervised by the GI Project Director and the respective GI members of the Project Team in the pre-clinical and clinical areas. GI has or will obtain customary and reasonable agreements with each sponsored institution which impose confidentiality obligations on its personnel and effectively vests in GI (for the benefit of the Partnership) sufficient rights in the results of their work and which are adequate to permit GI to license (under customary and reasonable terms) those rights to the Partnership under this Agreement.

         (e) INSTITUTIONAL REVIEW BOARDS. GI will not release Licensed Products for use in clinical studies until its or any applicable sponsored institution's institutional review board, ethics committee, or the equivalent, has approved the applicable clinical protocol in writing and a copy of this approval has been received by GI. Clinical studies shall be carried out under the supervision of the an institutional review board or ethics committee, and the Principal Investigator will be required to keep the institutional review board or ethics committee fully informed of the progress of the clinical study(ies) under its jurisdiction, and shall prepare such reports as may be required to maintain approval of such institutional review board or ethics committee. GI shall cause its sponsored institutions and Principal Investigators to exercise independent medical judgment in compliance with the applicable protocol as to the suitability of each prospective patient for enrollment in a clinical. Prior to enrollment in a clinical study, GI shall cause each Principal Investigator to obtain a written informed consent from each patient in a form acceptable to the institutional review board or ethics committee, and to the U.S. Food and Drug Administration (the "FDA"), the Committee for Proprietary Medicinal Products for the European Community (the "CPMP")or other applicable regulatory authorities.

         (f) ENROLLMENT. GI will use reasonable and diligent efforts to cause its sponsored institutions and Principal Investigators to enroll, the requisite number of patients in the clinical studies.

         (g) DATA MANAGEMENT. Clinical data management will be conducted by the party assigned that responsibility by the Partnership and not necessarily
the party managing a clinical study.   If GI is not handling data management
for a particular clinical study, GI will have the right to be copied on all data queries issued from the sites in a study or to review the case report forms prior to data entry. GI shall cause its Principal Investigators and sponsored institutions to complete and allow the Partnership access to GI's case report forms ("CRFs"), which shall be in a form reasonably acceptable to the Partnership, for all patients enrolled in the clinical studies it is managing. At the Partnerships's request, GI shall, or shall cause its Principal Investigators to, promptly correct any errors and/or omissions to the CRFs in a manner consistent with the GCPs (as defined below) and GI's standard operating procedures, and will make available to the Partnership the corrected CRFs for further audit. GI will provide any necessary translation from native language to English and supply both the original and translated CRFs to the Partnership.

         (h) LICENSED PRODUCT RECORDS. GI shall maintain and shall cause each sponsored institution or Principal Investigator to keep records on the receipt and disposition of all Licensed Products, including dates, quantity and use by patients. If requested by Partnership, all empty or unused Licensed Product vials will be retained and returned to the Partnership or its designee by the Principal Investigators. GI shall retain, or shall cause each sponsored institution and Principal Investigator to retain on its behalf, organized original patient, laboratory and drug inventory records relating to each clinical study for not less than fifteen (15) years following the later of notification by GI that all investigations of a Licensed Product have been discontinued or approved of an application to market such Licensed Product. Thereafter, GI, or the applicable sponsored institution, will not destroy such records without giving the Partnership prior written notice and the opportunity to further store such records, at the Partnership's cost and expense.

         (i) REGULATORY COMPLIANCE. GI shall, and shall require each sponsored institution and Principal Investigator to, adhere to all applicable government laws and regulations, including without limitation, the rules and regulations of the FDA, CPMP and other applicable regulatory authorities, the FDA and CPMP guidelines on good clinical practices (the "GCPs"). GI acknowledges that it is the intention of the Partnership to harmonize study requirements between the United States and the European Community and that both FDA and CPMP compliance should be sought in a given study, even if not required by the applicable regulatory authority for that country, if the Partnership determines it is desirable to do so and that it is necessary to use the clinical study results in the rest of the Territory.

         (j) SITE VISITS; AUDITS. The Partnership shall have the right to monitor the progress of each clinical study to ascertain that the study is being performed in accordance with the requirements of this Agreement. The Partnership shall have the right to make site visits with the GI personnel or to audit the sites or the files maintained by GI pertaining to the studies. GI shall ensure that it and representatives of the Partnership are permitted, during normal business hours and at mutually agreeable times, to inspect the records kept or made by each Principal Investigator, including original patient records and test reports, to the extent permitted by law. The Partnership shall have the right to approve in advance any study sites where inspection or audit is not permitted by law. GI shall conduct such audits of such information as are necessary to ensure their reliability, in accordance with its standard operating procedures. GI will cooperate with the Partnership in any further review of such records by the Partnership and its verification of the information contained in the CRFs. A Principal Investigator will not be required to disclose information in the CRFs which would permit identification of a patient enrolled in, or a candidate for, a clinical study.

         (k) STUDY RECORDS. GI will keep, and shall cause its sponsored institutions and Principal Investigators to keep, complete and accurate records of the status and progress of the clinical studies, and, in any event, with sufficient detail for use in reports to CPMP, FDA, and all other applicable regulatory agencies. GI shall maintain such records in accordance with the GCPs as implemented by GI's standard operating procedures.





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
         (l) SPECIAL NOTIFICATIONS. GI shall, or shall cause its sponsored institutions and Principal Investigators to, immediately notify the Partnership of any (a) deviations from a clinical study protocol determined to be necessary to protect the safety, rights or welfare of patients enrolled in that clinical study, (b) serious and/or unexpected adverse patient reactions in the course of the clinical studies or (c) communications with a regulatory agency concerning
(i) the clinical studies, including any requests to inspect, examine, copy or remove records of the clinical studies or (ii) the qualification of the Principal Investigator or other GI personnel to perform this or any other research.





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